UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2013

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors ( the “Board”) of Forest Oil Corporation (“Forest”) approved the award of cash incentive bonus payments under the terms of Forest’s 2012 Annual Incentive Plan (the “2012 AIP Plan”) to the executive officers of Forest, including the President and Chief Executive Officer. The 2012 AIP Plan is administered by the Compensation Committee and the President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative elements are delegated to Forest’s Vice President of Human Resources. Participation in the 2012 AIP Plan is determined by the President and Chief Executive Officer. All performance goals, performance standards, and award determinations were approved by the Compensation Committee and the granting of the awards under the 2012 AIP Plan was at the sole discretion of the Board. The awards made on February 26, 2013, relate to the performance of services provided in 2012 and include cash bonuses awarded to Patrick R. McDonald, President and Chief Executive Officer, in the amount of $260,000, and other executive officers of Forest, including among others the following: Michael N. Kennedy, $240,000; Glen J. Mizenko, $180,000; and Cyrus D. Marter IV, $187,000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

March 1, 2013	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

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